FOR IMMEDIATE RELEASE	Thursday, February 29, 2024

TEGNA Inc. Reports Fourth Quarter and Full-Year 2023 Results and Provides Business Update

Reports full-year 2023 results which met or exceeded all full-year 2023 guidance metrics

Provides full-year 2024 outlook and free cash flow guidance for 2024-2025

Plans to return 40-60% of 2024-2025 free cash flow to shareholders through new capital allocation framework; represents an expected return of capital of $1.3 billion from the date of merger termination through 2025, with $350 million commitment in 2024

Received $153 million of pre-tax cash proceeds from the sale of ownership interest in BMI (Broadcast Music, Inc.)

Board authorizes new two-year $650 million share repurchase to capitalize on industry-leading balance sheet and leverage position

Tysons, Va. – TEGNA Inc. (NYSE: TGNA) today announced financial results for the fourth quarter and full-year ended December 31, 2023.

FOURTH QUARTER FINANCIAL HIGHLIGHTS1:

•Total company revenue was $726 million in the fourth quarter, down 21 percent year-over-year, primarily due to the reduction of political revenue from the mid-term election cycle last year.
–Total company revenue was down six percent compared to the fourth quarter of 2021 due to macroeconomic headwinds in Advertising and Marketing Services (“AMS”) revenue.

•Subscription revenue was $339 million in the fourth quarter, down nine percent year-over-year, primarily due to the temporary disruption of service with a distribution partner, which was successfully resolved on January 13, 2024.
–Excluding the service disruption, subscription revenue would have been nearly flat year-over-year driven by subscriber attrition and partially offset by contractual rate increases. Since our third quarter earnings release on November 7, 2023, TEGNA has renewed multiple comprehensive retransmission consent agreements representing approximately 30 percent of our traditional subscribers.

•AMS revenue was $352 million in the fourth quarter, in-line with the prior year. Underlying advertising trends were up four percent year-over-year, adjusting for the loss of a single national Premion account in the same quarter of last year.
–Advertising trends in the fourth quarter showed sequential improvement compared to the third quarter based on easier comparisons with political crowd out last year resulting in continued sequential improvement throughout 2023. Nearly all categories of underlying advertising trends were positive in the fourth quarter.

1 In analyzing fourth quarter 2023 results, investors should be reminded that TEGNA’s odd-to-even year results are negatively impacted by the absence of even-year political revenues.

•GAAP operating expenses were $582 million, down one percent year-over-year. Non-GAAP operating expenses2 of $577 million finished down two percent year-over-year due to lower non-programming expenses.
–Non-GAAP expenses less programming decreased four percent from the fourth quarter of 2022 driven by lower variable cost of sales for digital revenue, and operating expense improvements.

•GAAP and non-GAAP operating income totaled $144 million and $149 million, respectively.

•Interest expense was flat year-over-year at $44 million due to our attractively priced fixed-rate debt, with no near-term maturities until 2026.

•TEGNA achieved net income of $76 million on a GAAP basis, or $81 million on a non-GAAP basis.

•GAAP and non-GAAP earnings per diluted share were $0.40 and $0.43, respectively.

•Total company Adjusted EBITDA3 was $177 million, representing a decrease of 51 percent compared to the fourth quarter of 2022, as expected, due to the absence of high-margin political revenue from mid-term elections and the disruption of service with a distributor.
–Fourth quarter Adjusted EBITDA was down 28 percent compared to the fourth quarter of 2021 reflecting lower high-margin AMS and political revenue and higher programming expenses.

•Free cash flow4 was $130 million for the quarter.
–For the trailing two-year period ending December 31, 2023, free cash flow as a percentage of revenue was 20.3 percent.

•Cash and cash equivalents totaled $361 million at the end of the quarter. Net leverage5 finished the year at 2.8x, below full-year guidance of 3.0x.

2 A non-GAAP measure detailed in Table 2
3 A non-GAAP measure detailed in Table 3
4 A non-GAAP measure detailed in Table 5
5 A non-GAAP measure detailed in Table 7

FULL-YEAR FINANCIAL HIGHLIGHTS:

•Total company revenue was $2.9 billion, down 11 percent year-over-year, due to a reduction in political revenue from the mid-term election cycle last year. In addition, the absence of Winter Olympics and Super Bowl airing on NBC in 2022, our largest affiliate portfolio, compared to FOX in 2023, our smallest portfolio, also contributed to the less favorable even-to-odd year comparisons.
–Compared to 2021, total company revenue was down three percent primarily due to lower AMS revenue, partially offset by higher subscription revenue.

•Subscription revenue of $1.5 billion was in-line with the prior year, driven by rate increases, which were offset by subscriber declines as well as the temporary disruption of service with a distribution partner. Excluding the service disruption, subscription revenue would have been up two percent compared to last year.

•AMS revenue was $1.3 billion, down five percent year-over-year driven by macroeconomic headwinds and the loss of a national Premion account. Underlying advertising trends were down two percent year-over-year, adjusting for the Winter Olympics, Super Bowl, and loss of the national Premion account. Automotive and Services, our two largest advertising categories generated strong growth throughout 2023.

•GAAP operating expenses of $2.2 billion were down five percent. Non-GAAP operating expenses2 of $2.3 billion were up one percent year-over-year driven by higher programming costs, partially offset by lower non-programming expenses.
–Non-GAAP expenses less programming decreased two percent compared to last year due to lower variable cost of sales for digital revenue, and operational expense management improvements.

•TEGNA achieved net income of $476 million on a GAAP basis, or $363 million on a non-GAAP basis.

•GAAP earnings per diluted share were $2.28 and non-GAAP earnings per diluted share were $1.74.

•Total company Adjusted EBITDA3 of $742 million was down 34 percent year-over-year, primarily due to reduction of high-margin political and AMS revenues coupled with higher programming costs.
–Compared to 2021, Adjusted EBITDA was down 22 percent driven by higher programming costs as well as macroeconomic headwinds resulting in lower high-margin advertising revenue.

FREE CASH FLOW GUIDANCE THROUGH 2024-2025

Based on management’s current expectations and following affiliation renewal agreements with NBC and ABC, as well as retransmission consent agreements repricing 30 percent of traditional subscribers, the Company expects to generate free cash flow in the range of $900 million - $1.1 billion during the 2024-2025 period.

TEGNA’s free cash flow guidance includes the impact of transformation initiatives to streamline operations, pursue innovation-driven opportunities, and achieve cost reductions. TEGNA expects to complete these transformation initiatives through 2025, with initial benefits expected to occur in the second half of 2024. TEGNA will provide additional updates on its business transformation initiatives over the coming quarters.

CAPITAL ALLOCATION FRAMEWORK

TEGNA’s Board of Directors has approved a comprehensive capital allocation framework to support shareholder value creation that includes a predictable and sustained distribution of free cash flow to shareholders. As part of this framework, the Company expects to return 40-60 percent of its free cash flow generated in 2024-2025 to shareholders in the form of share repurchases and dividends, with the remaining free cash flow expected to be used for organic investments and/or bolt-on acquisitions and preparing for future debt retirement. TEGNA will analyze all uses of capital, including regularly evaluating the dividend rate, with a goal of maximizing long-term shareholder value creation.

In December 2023, TEGNA’s Board of Directors authorized a new share repurchase program for up to $650 million of our common stock. This new share repurchase program expires on December 31, 2025.

TEGNA’s new capital allocation framework builds on the Company’s previous actions of returning capital to shareholders, with nearly $800 million in share repurchases and a 20 percent dividend increase in 2023. Previously announced share repurchase commitments resulted in the repurchase of approximately 50 million shares through the end of February 2024 (as of December 31, 2023, TEGNA had repurchased a total of 45.9 million shares), which is approximately 22 percent of shares outstanding prior to these actions. TEGNA expects to return approximately $350 million of capital to shareholders in 2024 through dividends and opportunistic purchases from time to time on the open market at prevailing prices or in negotiated transactions. This initiative is in addition to the previously announced accelerated share repurchase (“ASR”) program that completed in February 2024.

PROCEEDS FROM OWNERSHIP INTEREST IN BMI

On February 8, 2024, the sale of BMI (Broadcast Music, Inc.) to a shareholder group led by New Mountain Capital, LLC closed. TEGNA has received approximately $153 million in pre-tax cash proceeds for its interest in the entity. Proceeds from the sale will be included in the newly announced return of capital to shareholders and/or the pursuit of bolt-on M&A as seen with Premion’s recent acquisition of Octillion Media.

CEO COMMENT

“TEGNA is back on offense, operating from a position of strength. Our new capital allocation framework positions us well to execute our business strategy to drive shareholder value in a continually evolving media landscape,” said Dave Lougee, president and chief executive officer. “Our announcement today to return 40-to-60 percent of free cash flow to shareholders over the next two years builds on our initial capital return commitment of nearly $800 million over the last nine months. Based on our free cash flow guidance and capital allocation framework, we expect to return approximately $1.3 billion to shareholders since the merger termination through 2025. Importantly, this new framework maintains our flexibility to pursue organic investments, bolt-on M&A, and prepare for long range debt maturities.

“Our successful extension of TEGNA’s affiliation agreements with NBC and ABC, as well as completed renegotiation of retransmission agreements for approximately 30 percent of our traditional subscribers, provides visibility into TEGNA’s revenues and free cash flow. 93 percent of our Big 4 network subscribers are now under network agreements through late 2026 or longer. The majority of these subscribers are tied to a variable payment model when it comes to our reverse compensation payments, tying payments to subscriber counts. Our high-margin, recurring revenues from subscription and political advertising drive confidence in our outlook, as demonstrated by our multi-year free cash flow guidance announced today.

“We’re also building on our culture of innovation and operational excellence in transforming our core business. We are leveraging our scale and embracing new technologies to drive new efficiencies across our company, providing further financial flexibility. These efforts are well underway and will be expanded in the coming months with benefits expected in the second half of 2024 and growing over time.

“TEGNA’s momentum continues to build following our comprehensive capital allocation review, and we are pleased with our progress in advancing our strategic and financial priorities. The recently announced acquisition of Octillion Media will further reinforce Premion’s industry-leading position through the integration of Octillion’s cutting-edge technology and platform into Premion’s business, and is expected to generate compelling returns for our shareholders over time. Our recent strategic investment in 6AM City will enhance the distribution of our local content and provide a platform for further local content innovation. TEGNA’s receipt of proceeds from the sale of BMI further strengthens our financial flexibility. Looking ahead, TEGNA continues to be well positioned to invest in accretive opportunities to expand and diversify our business, while retaining our industry-leading balance sheet with net leverage of less than 3.0x.

“We are pleased to have met or exceeded all of our full-year 2023 annual guidance metrics. In the fourth quarter, Advertising and Marketing Services revenue continued to see sequential improvement, driven by improving trends in automotive and services, our two largest advertising categories. Automotive has steadily recovered and is generating strong year-over-year growth for the sixth consecutive quarter. We expect 2024 to be another strong year driven by our portfolio of stations in key markets benefiting from a presidential election cycle, the Summer Olympic Games, and this month’s Super Bowl.

“All of our work is driven by TEGNA’s purpose of serving the greater good of our communities.
Our 2023 Impact Report6 outlines our recent achievements and commitments across our sustainability focus areas. We continued to make progress on further embedding equity and inclusion as a cultural and business imperative at TEGNA that enables us to authentically represent the experiences and perspectives of all our audiences and fosters trust. Investing in our people and their well-being, both professionally and personally, is another strategic priority for us. We continue to foster a workplace conducive to open dialogue, where support resources are easily accessible, and avenues for professional development are available.”

FULL-YEAR AND FIRST QUARTER 2024 OUTLOOK

Full-Year 2024 Key Guidance Metrics

2024/2025 Two-Year FCF	$900 million - 1.1 billion
Net Leverage Ratio	Below 3x at year end
Corporate Expenses	$40 - 45 million
Depreciation	$56 - 60 million
Amortization	$46 - 48 million
Interest Expense	$170 - 173 million
Capital Expenditures	$62 - 67 million
Effective Tax Rate	23.5 - 24.5%

First Quarter 2024 Key Guidance Metrics

Reflects expectations relative to first quarter 2023 results

Total Company GAAP Revenue	Down Low-to-Mid-Single Digit percent
Total Non-GAAP Operating Expenses	Up Low-Single Digit percent

[6] https://www.tegna.com/social-responsibility/

KEY STRATEGIC UPDATES

•TEGNA Amends and Extends Credit Facility Agreement – In January, TEGNA closed on its new $750 million, five-year amended credit agreement, the largest facility among its comparable peers, securing additional capacity to support strategic objectives. There are currently no drawings under this facility.

•TEGNA and NBC Renew Multi-Year Affiliation Agreement – In January, TEGNA and NBC announced a comprehensive, multi-year deal that renewed station affiliation agreements for 20 TEGNA markets nationwide, including 10 of the top 25 markets for NBC. TEGNA is the largest independent owner of NBC affiliates. The 20 markets renewed cover more than 21 million households, nearly 17% of U.S. TV households. (Press Release7)

•Premion Acquires Next-Generation Demand-Side Platform Octillion Media – In February, Premion announced the acquisition of Octillion Media, a proven, purpose-built local Connected TV (CTV) platform, to expand its capabilities in the growing CTV and over-the-top marketplace to further enable product innovation, improve operational efficiencies and drive accelerated growth in serving local and regional advertisers. (Press Release8)

•TEGNA Makes Strategic Investment in 6AM City – In February, TEGNA closed on a strategic investment in 6AM City, a local media brand that sends daily newsletters across 26 different markets. 6AM City will be including news and weather from TEGNA stations in their product, as well as promoting stations’ morning newscasts and integrating headlines from Locked On. TEGNA content will be included in two additional markets that 6AM City intends to launch.

•TEGNA’s WFAA Teams-Up with Dallas Mavericks for 10 Games – WFAA, TEGNA’s Dallas-Fort Worth ABC affiliate, has partnered with the Dallas Mavericks to bring 10 additional games to the WFAA broadcast schedule. Games will be available to three million households and more than seven million people in North Texas through WFAA’s free over-the-air broadcasts and through WFAA’s broadcast distribution with cable, satellite, and streaming services. (Press release9)

•KUSA and KVUE Receive Prestigious Alfred I. duPont-Columbia University Awards – The Alfred I. duPont-Columbia University Awards honor excellence in broadcast, online and documentary journalism. KUSA (Denver, Colo.) was honored for “BURNED,” a year-long project to document the devastating 2021 Marshall Fire in Boulder County. KVUE (Austin, Texas) was honored for “Accountability After Uvalde,” which revealed the failures of law enforcement in the aftermath of the mass shooting at Robb Elementary in Uvalde, Texas. (Press release10)

[7] https://www.tegna.com/tegna-and-nbc-renew-affiliation-agreement-2/
[8] https://www.tegna.com/tegnas-premion-acquires-next-generation-dsp-octillion-media-to-expand-ctv-advertising-capabilities/
[9] https://www.tegna.com/tegna-station-wfaa-teams-with-the-dallas-mavericks-to-broadcast-10-additional-games-free-over-the-air/
[10] https://www.tegna.com/tegna-stations-kusa-and-kvue-win-prestigious-2024-alfred-i-dupont-columbia-university-awards/

FORWARD-LOOKING STATEMENTS
This communication includes forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this communication, the words “believes,” “estimates,” “plans,” “expects,” “should,” “could,” “outlook,” and “anticipates” and similar expressions as they relate to the Company or its financial results are intended to identify forward-looking statements. Forward-looking statements in this communication may include, without limitation, statements regarding anticipated growth rates, the Company’s capital allocation framework, and the Company's other plans, objectives and expectations. Forward-looking statements are based on a number of assumptions about future events and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs, projections and estimates expressed in such statements, many of which are outside the Company’s control. These risks, uncertainties and other factors include, but are not limited to, risks and uncertainties related to: changes in the market price of the Company's shares, general market conditions, constraints, volatility, or disruptions in the capital markets; the possibility that the Company's share repurchases, and the execution of the capital allocation framework may not enhance long-term stockholder value; the possibility that share repurchases could increase the volatility of the price of the Company's common stock; legal proceedings, judgments or settlements; the response of customers, suppliers and business partners to the Company's plans, operations and business as a stand-alone company; the Company's ability to re-price or renew subscribers; potential regulatory actions; changes in consumer behaviors and impacts on and modifications to TEGNA's operations and business relating thereto; and economic, competitive, governmental, technological and other factors and risks that may affect the Company's operations or financial results, which are discussed in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements in this communication should be evaluated in light of these important risk factors. The Company is not responsible for updating the information contained in this communication beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

Readers are cautioned not to place undue reliance on forward-looking statements made by or on behalf of the Company. Each such statement speaks only as of the day it was made. The Company undertakes no obligation to update or to revise any forward-looking statements.

ADDITIONAL INFORMATION
TEGNA Inc. (NYSE: TGNA) is an innovative media company that serves the greater good of our communities. Across platforms, TEGNA tells empowering stories, conducts impactful investigations and delivers innovative marketing solutions. With 64 television stations in 51 U.S. markets, TEGNA is the largest owner of top 4 network affiliates in the top 25 markets among independent station groups, reaching approximately 39 percent of all television households nationwide. TEGNA also owns leading multicast networks True Crime Network and Quest. TEGNA offers innovative solutions to help businesses reach consumers across television, digital and over-the-top (OTT) platforms, including Premion, TEGNA’s OTT advertising service. For more information, visit www.TEGNA.com.

* * * *

For media inquiries, contact:	For investor inquiries, contact:
Anne Bentley	Julie Heskett
Vice President, Chief Communications Officer	Senior Vice President, Chief Financial Officer
703-873-6366	703-873-6747
abentley@TEGNA.com	investorrelations@TEGNA.com

CONSOLIDATED STATEMENTS OF INCOME
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 1
	Quarter ended Dec. 31,
	2023	2022	% Increase (Decrease)

Revenues	$725,854	$917,130	(20.9)

Operating expenses:
Cost of revenues	423,137	432,645	(2.2)
Business units - Selling, general and administrative expenses	117,266	114,394	2.5
Corporate - General and administrative expenses	13,775	11,809	16.6
Depreciation	14,650	15,137	(3.2)
Amortization of intangible assets	13,292	14,930	(11.0)
Asset impairment and other	—	(1)	***
Total	582,120	588,914	(1.2)
Operating income	143,734	328,216	(56.2)

Non-operating (expense) income:
Equity loss in unconsolidated investments, net	(101)	(248)	(59.3)
Interest expense	(43,783)	(44,046)	(0.6)
Interest income	5,794	4,780	21.2
Other non-operating items, net	(3,276)	(113)	***
Total	(41,366)	(39,627)	4.4

Income before income taxes	102,368	288,589	(64.5)
Provision for income taxes	26,372	69,775	(62.2)
Net income	75,996	218,814	(65.3)
Net loss (income) attributable to redeemable noncontrolling interest	137	(213)	***
Net income attributable to TEGNA Inc.	$76,133	$218,601	(65.2)

Earnings per share:
Basic	$0.40	$0.97	(58.8)
Diluted	$0.40	$0.97	(58.8)

Weighted average number of common shares outstanding:
Basic shares	187,705	224,233	(16.3)
Diluted shares	188,234	225,275	(16.4)

*** Not meaningful

CONSOLIDATED STATEMENTS OF INCOME
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 1 (continued)
	Year ended Dec. 31,
	2023	2022	% Increase (Decrease)

Revenues	$2,910,930	$3,279,245	(11.2)

Operating expenses:
Cost of revenues	1,718,857	1,693,221	1.5
Business units - Selling, general and administrative expenses	412,000	414,530	(0.6)
Corporate - General and administrative expenses	65,933	60,108	9.7
Depreciation	59,769	61,195	(2.3)
Amortization of intangible assets	53,467	59,882	(10.7)
Asset impairment and other	3,359	(323)	***
Merger termination fee	(136,000)	—	***
Total	2,177,385	2,288,613	(4.9)
Operating income	733,545	990,632	(26.0)

Non-operating (expense) income:
Equity loss in unconsolidated investments, net	(877)	(4,473)	(80.4)
Interest expense	(172,904)	(174,022)	(0.6)
Interest income	29,292	6,922	***
Other non-operating items, net	17,490	14,509	20.5
Total	(126,999)	(157,064)	(19.1)

Income before income taxes	606,546	833,568	(27.2)
Provision for income taxes	130,199	202,370	(35.7)
Net income	476,347	631,198	(24.5)
Net loss (income) attributable to redeemable noncontrolling interest	377	(729)	***
Net income attributable to TEGNA Inc.	$476,724	$630,469	(24.4)

Earnings per share:
Basic	$2.29	$2.82	(18.8)
Diluted	$2.28	$2.81	(18.9)

Weighted average number of common shares outstanding:
Basic shares	207,594	223,652	(7.2)
Diluted shares	207,947	224,486	(7.4)

*** Not meaningful

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the related GAAP measures, nor should they be considered superior to the related GAAP measures, and should be read together with financial information presented on a GAAP basis. Also, our non-GAAP measures may not be comparable to similarly titled measures of other companies.

Management and the company’s Board of Directors use non-GAAP financial measures for purposes of evaluating company performance. Furthermore, the Leadership Development and Compensation Committee of our Board of Directors uses non-GAAP measures such as Adjusted EBITDA, non-GAAP net income, non-GAAP EPS and free cash flow to evaluate management’s performance. The company, therefore, believes that each of the non-GAAP measures presented provides useful information to investors and other stakeholders by allowing them to view our business through the eyes of management and our Board of Directors, facilitating comparisons of results across historical periods and focus on the underlying ongoing operating performance of our business. The company also believes these non-GAAP measures are frequently used by investors, securities analysts and other interested parties in their evaluation of our business and other companies in the broadcast industry.

The company discusses in this release non-GAAP financial performance measures that exclude from its reported GAAP results the impact of “special items” consisting of asset impairment and other, M&A-related costs, Merger termination fee, retention costs, gains on an available for sale investment and on an equity investment that we sold a portion of and an impairment charge recorded for another investment. In addition, we have excluded certain income tax special items associated with a valuation allowance on a deferred tax asset related to an equity method investment and a tax benefit associated with previously disallowed transaction costs.

The company believes that such expenses and gains are not indicative of normal, ongoing operations. While these items should not be disregarded in evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods as these items can vary significantly from period to period depending on specific underlying transactions or events that may occur. Therefore, while we may incur or recognize these types of expenses, charges and gains in the future, the company believes that removing these items for purposes of calculating the non-GAAP financial measures provides investors with a more focused presentation of our ongoing operating performance.

The company also discusses Adjusted EBITDA (with and without stock-based compensation expenses), a non-GAAP financial performance measure that it believes offers a useful view of the overall operation of its businesses. The company defines Adjusted EBITDA as net income attributable to TEGNA before (1) net (loss) income attributable to redeemable noncontrolling interest, (2) income taxes, (3) interest expense, (4) interest income, (5) equity loss in unconsolidated investments, net, (6) other non-operating items, net, (7) the Merger termination fee, (8) M&A-related costs, (9) advisory fees related to activism defense, (10) asset impairment and other, (11) employee retention costs, (12) depreciation and (13) amortization of intangible assets. The company believes these adjustments facilitate company-to-company operating performance comparisons by removing potential differences caused by variations unrelated to operating performance, such as capital structures (interest expense), income taxes, and the age and book appreciation of property and equipment (and related depreciation expense). The most directly comparable GAAP financial measure to Adjusted EBITDA is Net income attributable to TEGNA. Users should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternate to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. In particular, Adjusted EBITDA is not intended to be a measure of cash flow available for management’s discretionary expenditures, as this measure does not consider certain cash requirements, such as working capital needs, capital expenditures, contractual commitments, interest payments, tax payments and other debt service requirements.

This earnings release also discusses free cash flow, a non-GAAP performance measure that the Board of Directors uses to review the performance of the business. Free cash flow is reviewed by the Board of Directors as a percentage of revenue over a trailing two-year period (reflecting both an even and odd year reporting period given the political cyclicality of the business). The most directly comparable GAAP financial measure to free cash flow is Net income attributable to TEGNA. Free cash flow is calculated as Adjusted EBITDA (as defined above), further adjusted by adding back (1) employee awards stock-based compensation, (2) Company stock 401(k) match contributions, (3) syndicated programming amortization, (4) dividends received from equity method investments, (5) reimbursements from spectrum repacking, (6) proceeds from company-owned life insurance policies and (7) interest income. This is further adjusted by deducting payments made for (1) syndicated programming, (2) pension, (3) interest, (4) taxes (net of refunds) and (5) purchases of property and equipment. Like Adjusted EBITDA, free cash flow is not intended to be a measure of cash flow available for management’s discretionary use.

This earnings release also presents our net leverage ratio which includes Adjusted EBITDA (without stock-based compensation) as a component of the computation. Our net leverage ratio is a financial measure that is used by management to assess the borrowing capacity of the company and management believes it is useful to investors for the same reason. The company defines its Net Leverage Ratio as (a) net debt (total debt less cash and cash equivalents) as of the balance sheet date divided by (b) Average Annual Adjusted EBITDA for the trailing two-year period.

The company is furnishing forward-looking guidance with respect to free cash flow for the combined 2024-25 years, net leverage and corporate expenses for fiscal year 2024 and non-GAAP operating expenses for the first quarter of 2024. Our future GAAP financial results will include the impact of special items such as retention costs including stock-based compensation and cash payments. The company believes that such expenses are not indicative of normal, ongoing operations. While these items should not be disregarded in evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods. Therefore, while we may incur or recognize these types of expenses in the future, the company believes that removing these items for purposes of calculating the non-GAAP financial measures provides investors with a more focused presentation of our ongoing operating performance.

The Company is not able to reconcile these amounts to their comparable GAAP financial measures without unreasonable efforts because certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted. An example of such information is share-based compensation, which is impacted by future share price movement in the Company’s stock price and also dependent on future hiring and attrition. In addition, the Company believes such reconciliations could imply a degree of precision that might be confusing or misleading to investors. The actual effect of the reconciling items that the Company may exclude from these non-GAAP expense numbers, when determined, may be significant to the calculation of the comparable GAAP measures.

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 2

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's Consolidated Statements of Income follow:

		Special Items
Quarter ended Dec. 31, 2023	GAAP measure	Retention costs - SBC	Retention costs - Cash	Special tax item	Non-GAAP measure

Cost of revenues	$423,137	$(948)	$—	$—	$422,189
Business units - Selling, general and administrative expenses	117,266	(632)	(1,692)	—	114,942
Corporate - General and administrative expenses	13,775	(632)	(1,564)	—	11,579
Operating expenses	582,120	(2,212)	(3,256)	—	576,652
Operating income	143,734	2,212	3,256	—	149,202
Other non-operating items, net	(3,276)	—	—	—	(3,276)
Total non-operating expenses	(41,366)	—	—	—	(41,366)
Income before income taxes	102,368	2,212	3,256	—	107,836
Provision for income taxes	26,372	263	438	(631)	26,442
Net income attributable to TEGNA Inc.	76,133	1,949	2,818	631	81,531
Earnings per share-diluted (a)	$0.40	$0.01	$0.01	$—	$0.43

(a) Per share amounts do not sum due to rounding.

		Special Items
Quarter ended Dec. 31, 2022	GAAP measure	M&A-related costs	Asset impairment and other	Non-GAAP measure

Corporate - General and administrative expenses	$11,809	$(2,370)	$—	$9,439
Asset impairment and other	(1)	—	1	—
Operating expenses	588,914	(2,370)	1	586,545
Operating income	328,216	2,370	(1)	330,585
Income before income taxes	288,589	2,370	(1)	290,958
Provision for income taxes	69,775	148	—	69,923
Net income attributable to TEGNA Inc.	218,601	2,222	(1)	220,822
Earnings per share-diluted	$0.97	$0.01	$—	$0.98

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 2 (continued)

		Special Items
Year ended Dec. 31, 2023	GAAP measure	M&A-related costs	Retention costs - SBC	Retention costs - Cash	Merger termination fee	Asset impairment and other	Other non-operating item	Special tax item	Non-GAAP measure

Cost of revenues	$1,718,857	$—	$(1,699)	$—	$—	$—	$—	$—	$1,717,158
Business units - Selling, general and administrative expenses	412,000	—	(1,133)	(2,331)	—	—	—	—	408,536
Corporate - General and administrative expenses	65,933	(19,848)	(1,072)	(2,117)	—	—	—	—	42,896
Asset impairment and other	3,359	—	—	—	—	(3,359)	—	—	—
Merger termination fee	(136,000)	—	—	—	136,000	—	—	—	—
Operating expenses	2,177,385	(19,848)	(3,904)	(4,448)	136,000	(3,359)	—	—	2,281,826
Operating income	733,545	19,848	3,904	4,448	(136,000)	3,359	—	—	629,104
Other non-operating items, net	17,490	—	—	—	—	—	(25,809)	—	(8,319)
Total non-operating expenses	(126,999)	—	—	—	—	—	(25,809)	—	(152,808)
Income before income taxes	606,546	19,848	3,904	4,448	(136,000)	3,359	(25,809)	—	476,296
Provision for income taxes	130,199	4,552	500	590	(24,504)	860	(6,604)	7,328	112,921
Net income attributable to TEGNA Inc.	476,724	15,296	3,404	3,858	(111,496)	2,499	(19,205)	(7,328)	363,752
Earnings per share-diluted (a)	$2.28	$0.07	$0.02	$0.02	$(0.54)	$0.01	$(0.09)	$(0.04)	$1.74

(a) Per share amounts do not sum due to rounding.

		Special Items
Year ended Dec. 31, 2022	GAAP measure	M&A-related costs	Asset impairment and other	Other non-operating items	Special tax items	Non-GAAP measure

Corporate - General and administrative expenses	$60,108	$(20,517)	$—	$—	$—	$39,591
Asset impairment and other	(323)	—	323	—	—	—
Operating expenses	2,288,613	(20,517)	323	—	—	2,268,419
Operating income	990,632	20,517	(323)	—	—	1,010,826
Other non-operating items, net	14,509	—	—	(18,308)	—	(3,799)
Total non-operating expenses	(157,064)	—	—	(18,308)	—	(175,372)
Income before income taxes	833,568	20,517	(323)	(18,308)	—	835,454
Provision for income taxes	202,370	233	(78)	168	(4,529)	198,164
Net income attributable to TEGNA Inc.	630,469	20,284	(245)	(18,476)	4,529	636,561
Earnings per share-diluted (a)	$2.81	$0.09	$—	$(0.08)	$0.02	$2.83

(a) Per share amounts do not sum due to rounding.

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 3

Reconciliations of Adjusted EBITDA to net income presented in accordance with GAAP on the company's Consolidated Statements of Income are presented below:

	Quarter ended Dec. 31,
	2023	2022	2021

Net income attributable to TEGNA Inc. (GAAP basis)	$76,133	$218,601	$129,431
(Less) Plus: Net (loss) income attributable to redeemable noncontrolling interest	(137)	213	381
Less: Interest income	(5,794)	(4,780)	(4)
Plus: Provision for income taxes	26,372	69,775	32,011
Plus: Interest expense	43,783	44,046	46,079
Plus: Equity loss in unconsolidated investments, net	101	248	3,997
Plus (Less): Other non-operating items, net	3,276	113	(2,481)
Operating income (GAAP basis)	143,734	328,216	209,414
Plus: M&A-related costs	—	2,370	3,738
Plus: Retention costs - Employee awards stock-based compensation	2,212	—	—
Plus: Retention costs - Cash	3,256	—	—
(Less) Plus: Asset impairment and other	—	(1)	87
Adjusted operating income (non-GAAP basis)	149,202	330,585	213,239
Plus: Depreciation	14,650	15,137	16,315
Plus: Amortization of intangible assets	13,292	14,930	15,704
Adjusted EBITDA	$177,144	$360,652	$245,258
Stock-based compensation:
Employee awards	6,882	6,856	8,378
Company stock 401(k) match contributions	4,479	4,318	3,567
Adjusted EBITDA before stock-based compensation costs	$188,505	$371,826	$257,203

	Year ended Dec. 31,
	2023	2022	2021

Net income attributable to TEGNA Inc. (GAAP basis)	$476,724	$630,469	$476,955
(Less) Plus: Net (loss) income attributable to redeemable noncontrolling interest	(377)	729	1,242
Less: Interest income	(29,292)	(6,922)	(2)
Less: Other non-operating items, net	(17,490)	(14,509)	(6,823)
Plus: Provision for income taxes	130,199	202,370	135,481
Plus: Interest expense	172,904	174,022	185,650
Plus: Equity loss in unconsolidated investments, net	877	4,473	9,713
Operating income (GAAP basis)	733,545	990,632	802,216
Plus: M&A-related costs	19,848	20,517	3,738
Plus: Advisory fees related to activism defense	—	—	16,611
Plus: Retention costs - Employee awards stock-based compensation	3,904	—	—
Plus: Retention costs - Cash	4,448	—	—
Plus (Less): Asset impairment and other	3,359	(323)	(2,307)
Less: Merger termination fee	(136,000)	—	—
Adjusted operating income (non-GAAP basis)	629,104	1,010,826	820,258
Plus: Depreciation	59,769	61,195	64,841
Plus: Amortization of intangible assets	53,467	59,882	63,011
Adjusted EBITDA	$742,340	$1,131,903	$948,110
Stock-based compensation:
Employee awards	20,593	30,481	31,515
Company stock 401(k) match contributions	18,629	18,661	17,142
Adjusted EBITDA before stock-based compensation costs	$781,562	$1,181,045	$996,767

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 4
Below is a detail of our primary sources of revenue presented in accordance with GAAP on company’s Consolidated Statements of Income. In addition, we show Adjusted EBITDA and Adjusted EBITDA margins (see non-GAAP reconciliations at Table No. 3).

	Quarter ended Dec. 31,
	2023	2022	% Increase (Decrease)	2021	% Increase (Decrease)

Subscription	$339,266	$372,301	(8.9)	$335,943	1.0
Advertising and Marketing Services	351,919	352,927	(0.3)	400,125	(12.0)
Political	22,875	179,383	(87.2)	26,554	(13.9)
Other	11,794	12,519	(5.8)	12,025	(1.9)
Total revenues	$725,854	$917,130	(20.9)	$774,647	(6.3)

Adjusted EBITDA	$177,144	$360,652	(50.9)	$245,258	(27.8)
Adjusted EBITDA Margin	24.4%	39.3%		31.7%

	Year ended Dec. 31,
	2023	2022	% Increase (Decrease)	2021	% Increase (Decrease)

Subscription	$1,527,563	$1,530,402	(0.2)	$1,466,433	4.2
Advertising and Marketing Services	1,289,903	1,363,417	(5.4)	1,428,082	(9.7)
Political	45,800	341,110	(86.6)	60,573	(24.4)
Other	47,664	44,316	7.6	36,005	32.4
Total revenues	$2,910,930	$3,279,245	(11.2)	$2,991,093	(2.7)

Adjusted EBITDA	$742,340	$1,131,903	(34.4)	$948,110	(21.7)
Adjusted EBITDA Margin	25.5%	34.5%		31.7%

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 5

Reconciliations of free cash flow to net income presented in accordance with GAAP on the company's Consolidated Statements of Income are presented below:

	Quarter ended Dec. 31,
	2023	2022	% Increase (Decrease)

Net income attributable to TEGNA Inc. (GAAP basis)	$76,133	$218,601	(65.2)
Plus: Provision for income taxes	26,372	69,775	(62.2)
Plus: Interest expense	43,783	44,046	(0.6)
Plus: M&A-related costs	—	2,370	***
Plus: Depreciation	14,650	15,137	(3.2)
Plus: Amortization of intangible assets	13,292	14,930	(11.0)
Plus: Employee awards stock-based compensation	9,094	6,856	32.6
Plus: Company stock 401(k) match contributions	4,479	4,317	3.8
Plus: Syndicated programming amortization	7,745	13,981	(44.6)
Plus: Cash dividend from equity investments for return on capital	300	200	50.0
Plus: Other non-operating items, net	3,276	113	***
Plus: Equity loss in unconsolidated investments, net	101	248	(59.3)
Plus: Reimbursement from company-owned life insurance policies	459	473	(3.0)
Plus: Retention costs - cash portion	3,256	—	***
Plus: Cash reimbursements from spectrum repacking	—	1	***
(Less) Plus: Net (loss) income attributable to redeemable noncontrolling interest	(137)	213	***
Less: Asset impairment and other	—	(1)	***
Less: Income tax payments	(24,937)	(46,889)	(46.8)
Less: Syndicated programming payments	(12,329)	(14,670)	(16.0)
Less: Pension contributions	(956)	(2,816)	(66.1)
Less: Interest payments	(9,208)	(9,240)	(0.3)
Less: Purchases of property and equipment	(25,393)	(15,806)	60.7
Free cash flow (non-GAAP basis)	$129,980	$301,839	(56.9)

*** Not meaningful

Starting in the fourth quarter of 2023, TEGNA began presenting interest income as a separate line item on its Statements of Income as a result of its increasing size. Prior to this, interest income was included in Other non-operating items, net. Prior year amounts have been reclassified to conform to the new presentation. Interest income is included in free cash flow while Other non-operating items, net is not, consistent with past presentations.

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 5 (continued)
Two-year period ended Dec. 31, 2023

Net income attributable to TEGNA Inc. (GAAP basis)	$1,107,193
Plus: Provision for income taxes	332,569
Plus: Interest expense	346,926
Plus: M&A-related costs	40,365
Plus: Depreciation	120,964
Plus: Amortization of intangible assets	113,349
Plus: Employee awards stock-based compensation	54,978
Plus: Company stock 401(k) match contributions	37,290
Plus: Syndicated programming amortization	121,866
Plus: Cash dividend from equity investments for return on capital	500
Plus: Asset impairment and other	3,036
Plus: Net income attributable to redeemable noncontrolling interest	352
Plus: Reimbursement from Company-owned life insurance policies	1,879
Plus: Retention costs - cash portion	4,448
Plus: Equity loss in unconsolidated investments, net	5,350
Plus: Cash reimbursements from spectrum repacking	323
Less: Other non-operating items, net	(31,999)
Less: Merger termination fees	(136,000)
Less: Syndicated programming payments	(121,582)
Less: Income tax payments, net of refunds	(297,233)
Less: Pension contributions	(9,621)
Less: Interest payments	(333,665)
Less: Purchases of property and equipment	(106,027)
Free cash flow (non-GAAP basis)	$1,255,261

Revenue	$6,190,175
Free cash flow as a % of revenue	20.3%

Starting in the fourth quarter of 2023, TEGNA began presenting interest income as a separate line item on its Statements of Income as a result of its increasing size. Prior to this, interest income was included in Other non-operating items, net. Prior year amounts have been reclassified to conform to the new presentation. Interest income is included in free cash flow while Other non-operating items, net is not, consistent with past presentations.

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 6
Below is a reconciliation of non-GAAP operating expenses to GAAP operating expenses on the company's Consolidated Statements of Income:

	Quarter ended Dec. 31,
	2023	2022
Operating expenses (GAAP basis)	$582,120	$588,914
Less: Special items [1]	(5,468)	(2,369)
Operating expenses (non-GAAP basis)	576,652	586,545
Less: Programming expenses	(241,236)	(237,992)
Operating expenses, less Programming (non-GAAP basis)	$335,416	$348,553

	Year ended Dec. 31,
	2023	2022
Operating expenses (GAAP basis)	$2,177,385	$2,288,613
Less: Special items [2]	104,441	(20,194)
Operating expenses (non-GAAP basis)	2,281,826	2,268,419
Less: Programming expenses	(995,292)	(952,225)
Operating expenses, less Programming (non-GAAP basis)	$1,286,534	$1,316,194

1 Q4 2023 special items include retention costs (see Table 2). Q4 2022 special items include M&A-related costs and reimbursements from the FCC for required spectrum repacking (see Table 2).
[2] Full year 2023 special items include Merger termination fee, M&A-related costs, a programming asset impairment, and retention costs. Full year 2022 special items include M&A-related costs and reimbursements from the FCC for required spectrum repacking (see Table 2).

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars, except for the Net Leverage Ratio

Table No. 7
The following table reconciles long-term debt, net of current portion to Net Debt.

December 31, 2023
Long-term debt, net of current portion	$3,090,000
Plus: Current portion of long-term debt	—
Less: Cash and cash equivalents	(361,036)
Net debt (numerator)	$2,728,964

The following table shows the calculation of the average annual Adjusted EBITDA before stock-based compensation over the trailing two-year period ("T2Y").

Adjusted EBITDA before stock-based compensation:
Year ended December 31, 2022[1]	$1,181,045
Plus: Year ended December 31, 2023[1]	781,562
Combined T2Y	$1,962,607
Divided by	2
T2Y Adjusted EBITDA (denominator)	$981,304

The following table shows the calculation of the Net Leverage Ratio.

December 31, 2023
Net debt (numerator)	$2,728,964
T2Y Adjusted EBITDA (denominator)	$981,304
Net Leverage Ratio	2.8x

1 A non-GAAP measure detailed in Table 3.